Exhibit 99.1

Investor Contact:	Michael E. Conley	(972) 443-6557
Media Contact:	Lars E. Rosene	(469) 420-3264
FOR IMMEDIATE RELEASE
Flowserve Completes $1 Billion Debt Refinancing;
To Redeem Senior Subordinated Notes, Reduces
Interest Expense;
Will Take 2005 Charges Related to CEO Transition
and Certain Stock Compensation Actions
DALLAS — Aug. 16, 2005 — Flowserve Corp. (NYSE: FLS) reported that it completed on Aug. 12, 2005, its previously announced $1 billion refinancing of its high yield notes, Term A and Term C loans, and consolidation of its revolving credit and backup liquidity facilities. The company also announced it will redeem all of its 12.25% Senior Subordinated Notes with face amounts of $188.5 million and €65 million. The company said that it currently expects to save more than $20 million of interest expense annually through these actions. Separately, the company said it will incur about $10 million of expenses in 2005, including about $6.5 million in non-cash stock compensation expense, related to the chief executive officer transition and certain stock compensation actions.
“We are extremely pleased to complete this refinancing and take the next step in significantly strengthening our capital structure,” said Chief Financial Officer Mark A. Blinn. “By refinancing at more favorable rates, including replacing the 12.25 percent coupon rate under the senior subordinated notes, we expect to substantially reduce our cash interest expense and other bank-related fees. In addition, the less restrictive lending covenants provide us with considerably more flexibility in our capital structure, including the ability to better utilize our cash flow. As we have in the past, we will continue to manage interest rate risk in connection with this new financing. Bottom line, we currently expect to save more than $20 million of interest expense annually over the current interest rate structure.”
Refinancing Will Significantly Reduce Interest Costs
A new $600 million 7-year Term B loan, with an initial interest rate equal to the London Interbank Offered Rate (LIBOR) plus 175 basis points, replaces the $322 million of outstanding Term A and Term C loans, which had an effective interest rate equal to LIBOR plus 248 basis points as of June 30. A portion of the proceeds also will be used to redeem both tranches of the company’s outstanding 12.25% Senior Subordinated Notes with face values of $188.5 million and €65 million, respectively. Also, a new $400 million 5-year revolving credit facility, having an initial interest rate of LIBOR plus 175 basis points, replaces a $300 million revolving credit facility with the same interest rate as of June 30, as well as $89.3 million of backup liquidity facilities. The refinancing transaction was led by Bank of America and Merrill Lynch & Co.
Redemption of Senior Subordinated Notes
On Sept. 12, 2005, the company will redeem its 12.25% Senior Subordinated Notes due Aug. 15, 2010. Note holders will receive $1,061.25 per $1,000 principal amount held, plus accrued interest to the redemption date. Notice of redemption was delivered on Aug. 12, 2005, as required under the respective indentures. The company expects to incur a loss on the redemption of the notes and the refinancing, which will take into consideration cash payments of $16 million for the redemption premium and approximately $10 million for financing-related fees, as well as non-cash amounts totaling approximately $8 million currently on its balance sheet reflecting original issue discounts and capitalized costs related to the debt facilities that were refinanced and notes that will be redeemed. The ultimate amount of the loss depends on the amount of financing fees and expenses that may be capitalized as debt issue costs rather than expensed, and depends upon the final syndication of the banks.
2005 Expenses Related to CEO Transition and Stock Compensation
Separately, the company announced it expects to record CEO transition-related and certain stock compensation expenses in 2005 totaling about $10 million, primarily related to severance, executive search, previously reported management retention bonuses under the company’s Transition Security Plan, and stock compensation resulting from the modification of certain existing restricted stock and stock option grants.
Until the company becomes current with all of its financial statement filings with the Securities and Exchange Commission and formally registers shares under option programs, the company, as provided under its stock compensation plans, has precluded stock option holders from exercising any options. With respect to existing employees and certain retirees, the company extended through Dec. 31, 2006, all options previously scheduled to expire during 2005. Under accounting rules, the modification of an existing stock option triggers a remeasurement of the original grant to recognize as additional non-cash compensation expense the difference between the option strike price and the fair value of the underlying stock at modification date for all modified options.

Approximately $6.5 million of the approximately $10 million charge attributable to the CEO transition and certain stock compensation noted above reflects a non-cash charge related to this additional non-cash compensation expense, including about $5.5 million arising from the departure of the former CEO. The company may find it appropriate or necessary to further modify options during this suspension period to provide similar extended exercise periods to affected option holders, resulting in additional non-cash compensation expense that could be material to the company’s results of operations.
About Flowserve
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in 56 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services.
SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve’s future financial and market conditions, operations and results. In some cases forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “forecast,” “plans,” “projects,” “seeks,” “anticipate,” “believe,” “estimate,” “predicts,” “potential,” “continue,” “intends,” or other comparable terminology. These statements are based on current expectations and are subject to significant risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the many factors that could cause actual results to differ materially from the forward-looking statements are: changes in the financial markets and the availability of capital; changes in the already competitive environment for the company’s products or competitors’ responses to Flowserve’s strategies; the company’s ability to integrate past and future acquisitions into its current operations; political risks, military actions or trade embargoes affecting customer markets, including the continuing conflict in Iraq and its potential impact on Middle Eastern markets and global petroleum producers; the health of the petroleum, chemical, power and water industries; economic conditions and the extent of economic growth in areas inside and outside the U.S.; unanticipated difficulties or costs associated with the implementation of systems, including software; the company’s relative geographical profitability and its impact on the company’s utilization of foreign tax credits; the recognition of significant expenses associated with realigning the company’s combined operations with acquired companies; the company’s ability to meet the financial covenants and other requirements in its financing agreements; the threat of future terrorist attacks and the response of the U.S. to those attacks; technological developments in the company’s products as compared with those of its competitors; changes in prevailing interest rates and the effective interest costs that the company bears; adverse changes in the regulatory climate and other legal obligations imposed upon the company; delays in meeting the deadline for the report of management and the independent auditor on the company’s internal controls over financial reporting and related certification; the possibility of continuing delays in filing its periodic public reports; the possibility of adverse consequences of governmental tax audits of company tax returns, including a pending IRS audit of the company’s U.S. tax returns for the years 1999-2001; and the company’s ability to convert bookings, which are not subject to nor computed in accordance with generally accepted accounting principles, into revenues with profit margins, since such profit margins cannot be assured nor be necessarily assumed to follow historical trends. Flowserve undertakes no obligation to, but may choose to, publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.
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